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                                                                   EXHIBIT 10.29



                          EMPLOYEE STOCK PURCHASE PLAN






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                                                                   EXHIBIT 10.29

                           SOFAMOR DANEK GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE OF PLAN

    The purpose of this Employee Stock Purchase Plan is to provide employees the opportunity to purchase Shares of Sofamor Danek Group, Inc. (the "Company") common stock through periodic offerings to be made during the term of the Plan. Ownership by the employees strengthens the sense of identity between the Company and its employees and furthers the recognition of the essential unity of purpose among the Company, its employees, and its Shareholders and allows it employees to share in the success of the Company. This Employee Stock Purchase Plan is designed to facilitate the equity ownership by the employees of the Company and to provide a convenient and economical means through which such employees of the Company may own Shares of the Company and a method by which the Company may assist in achieving this objective. An aggregate of 60,000 of the Company's Shares have been reserved for inclusion in this Plan.

2.  DEFINITIONS

    The following definitions apply to this Plan:

    a. "Account" shall mean the payroll deduction account for each Plan Participant, which is maintained as required by this Plan.

    b. "Committee" shall mean the Committee appointed by the Board of Directors of the Company in accordance with Section 4 of this Plan.

    c. "Company" shall mean Sofamor Danek Group, Inc. and its Subsidiaries as of the effective date of the Plan, and any future subsidiaries the employees of which the Committee approves for participation in the Plan.

    d. "Custodian" shall mean a regulated bank, trust company, or brokerage firm domiciled in the United States of America as may be designated by the Company from time to time to receive contributions, purchase Shares, and maintain Participant Accounts all for the benefit of the Participants.

    e. "Enrollment Dates" shall mean the dates on which any eligible Company employee can become a Participant in the Plan as set forth in Section 6 hereof.

    f.   "Effective Date" shall mean November 1, 1991.

    g. "Gross Earnings" shall mean the annual basic salary plus any overtime wages of a Participant before payroll deductions for all usual and normal employment withholding taxes or other purposes and shall not include the value of any other direct or indirect benefits or compensation.

    h. "Offering Period" shall mean any three (3) month calendar quarter, which begins on January 1, April 1, July 1 or October 1, the two month period beginning November 1, 1991 and ending December 31, 1991, and the thirty-one day period beginning October 1, 2006 and ending October 31, 2006.

    i. "Option Price" shall mean the price paid by a Plan Participant for each whole Share.

    j. "Participant" shall mean an employee who satisfies the eligibility criteria of this Plan and has elected in writing to participate in the Plan.

    k. "Plan" shall mean this Employee Stock Purchase Plan and all of its amendments.






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    l.   "Share," "Shares" or "Stock" shall mean the common stock of Sofamor
         Danek Group, Inc.

    m.   "Shareholder Approval"  shall have the same meaning as set forth in
         Section 423 of the United States Internal Revenue Code.

    n. "Subsidiaries" or "Subsidiary" shall mean Sofamor Danek Group, Inc., Danek Medical, Inc., Warsaw Orthopedic, Inc. and Sofamor SNC subsidiaries.

3.  TERM OF PLAN

    The operations of the Plan shall commence on the first day of November, 1991, and shall continue through October 31, 2006 unless terminated prior to that date in accordance with Section 22 hereof.

4.  ADMINISTRATION OF THE PLAN

    The Plan will be administered by a Committee appointed by the Board of Directors of the Company. At least two (2) members of the Committee shall be members of the Board of Directors of the Company. Members of the Committee shall not be eligible to participate in the Plan. The Committee will have the sole authority to make rules and regulations for the administration of the Plan, the sole discretion to administer and interpret the Plan, and the interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive.

5.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

    All employees of the Company will be eligible to participate in the Plan, except for those employees who have been employed less than six months, those employees whose customary employment is twenty hours or less per week, and those employees whose customary employment is for not more than five months in any calendar year.

6.  PARTICIPATION IN THE PLAN

    Eligible employees may enroll in the Plan within the thirty (30) days after the Effective Date. Thereafter, eligible employees may enroll in the Plan on each January 1, April 1, July 1 and October 1 while the Plan is in effect, except that eligible employees may also enroll at any time within the thirty
    (30) days after Shareholder Approval. On or before December 1, March 1, June 1 and September 1 of each year or such other dates as may be prescribed by the Committee, those employees determined by the Committee to be eligible to participate in the Plan shall be notified of their right to enroll in the Plan. Each employee who is eligible to participate in the Plan may elect to become a Participant by delivering to the Company an Employee Stock Purchase Plan Enrollment Form ("Enrollment Form") on or before the date prescribed by the Committee. Upon acceptance by the Company, the employee will become a Participant as of the next enrollment date. The delivery of a completed Enrollment Form by the employee to the Company shall constitute:

    A.   written notice of the employee's election to participate in the Plan;

    B. authorization to the Company to make payroll deductions in accordance with the terms of the Plan and pursuant to the Enrollment Form; and

    C. direction to the Custodian to establish and operate an Account under the terms of the Plan in the name of and for the benefit of the employee.

    The percentage rate of contribution contained in the Enrollment Form elected by an employee shall remain in effect until changed by the employee pursuant to Section 8 of this Plan. The Company shall designate a location at the Company and at each Subsidiary where employees may receive a copy of the Plan and all applicable forms, and may submit completed forms.

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7.  PAYROLL DEDUCTIONS

    The Company will maintain an Account for each Participant. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 5% (or such other maximum percentage amount as determined by the Committee) of the Gross Earnings an employee receives during an Offering Period or during such portion of an Offering Period during which an employee participates in the Plan. Payroll deductions will begin as soon as practical, but not later than the first payroll period commencing after receipt and acceptance of a Participant's enrollment form.

8.  CONTRIBUTIONS AND PURCHASE OF SHARES

    Each Participant, in any offering under this Plan, will be granted an option, on the effective date of such offering, for as many whole number Shares of Company stock as may be purchased on the Purchase Date, as hereinafter defined, with the following amounts:

    A. one percent (1%), two percent (2%), three percent (3%), four percent (4%), or five percent (5%) of Gross Earnings received during the Offering Period or that portion of the Offering Period during which an employee participates in the Plan, which purchase will be paid by payroll deductions during such Offering Period; and

    B. the balance (if any) carried forward from the Participant's Account for the preceding Offering Period pursuant to the third to the last paragraph of this Section 8.

    No employee may be granted an option to purchase Shares under this Plan, if
    (a) the grant of that option permits an employee to purchase Shares under this Plan and any other stock purchase plan of the Company to exceed Twenty-Five Thousand ($25,000.00) of the fair market value of such Stock during any calendar year, or (b) an employee owns five percent (5%) or more of the Stock of the Company immediately after the option is granted. For purposes of subpart (b) in the immediately preceding sentence of this
    Section 8, the rules of Section 424(d) of the United States Internal Revenue Code shall apply to determine the stock ownership of an individual and stock which the employee may purchase under any option granted pursuant to this Plan shall be treated as stock owned by that employee.

    The Option Price, paid from each Participant's Account for each Share purchased under this Plan, shall not be less that eighty-five percent (85%) of the fair market value of the Stock as of the last business day of an Offering Period (the "Purchase Date"), the actual percentage to be determined by the Committee. As of the Purchase Date, the Account of each Participant shall be totaled. If such Participant Account contains sufficient funds to purchase one or more full Shares as of that date then the Participant shall be deemed to have purchased such full Share or Shares at the Option Price based on the funds in the Participant's Account. The Participant's Account shall be charged for the amount of the Option Price, the Shares so purchased shall be promptly distributed to the Account of such Participant, and the ownership of such Share or Shares by such Participant, shall be appropriately evidenced on the books of the Company. Subsequent Shares will be purchased in the same manner as of the last day of an Offering Period whenever sufficient funds have again accrued in the Participant's Account. Until Shareholder Approval for this Plan is obtained, any purchase of Shares made pursuant to this Plan shall be deemed a conditional purchase of those Shares. No Participant shall have any rights in any Shares until Shares are purchased on behalf of a Participant.

    A Participant may change his or her percentage rate of payroll deduction contributions in the Plan subject to the percentage rates permitted herein by filing an amended Enrollment Form with the Company, which amendment will become effective as soon as practical but not later than 45 days after the date such amended Enrollment Form is received by the Company. The amount of the payroll deduction may changed only once during any Offering Period.






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    Any balance remaining in Participant's Account at the end of any Offering
    Period will be carried forward into the Participant's Account for the following Offering Period. In no event will the balance carried forward be equal to or greater than the Option Price of one Share on the last day of any Offering Period. All options for Shares which have not been exercised at the end of an Offering Period shall terminate on the last day of the Offering Period. If, with respect to an offering of Shares, there is an insufficient number of Shares available to satisfy all outstanding options, then the available Shares shall be allocated to each Participant in the proportion that the funds credited to the Account of each Participant bears to the aggregate funds available in the accounts of all Participants.

    For the purposes of this Section 8 the phrase "Fair Market Value" shall mean the fair market value of Shares as determined by the Committee consistent with those rules and regulations of the United States Internal Revenue Code used to determine fair market value.

    No option granted hereunder may be exercised after the expiration of five
    (5) years from the date such option is granted.

9.  VOTING AND DIVIDENDS

    Each Participant shall have the right to vote or to direct the voting of any Shares and to receive any dividends paid by the Company in connection with any Shares purchased by the Custodian for his or her Account.

10. SHARE CERTIFICATES

    Within sixty (60) days after the end of each December 31, within sixty (60) days after the termination of this Plan, or sooner if requested in writing by a Participant, the Custodian shall cause to be delivered to each Participant at the address indicated on the Participant's Enrollment Form, a Share certificate representing the whole Share or Shares purchased by the Custodian for such Participant during the immediately preceding Offering Period. No Share certificate shall be delivered until Shareholder Approval is obtained.

11. INTEREST

    No interest shall be credited to each Participant's Account unless authorized by the Committee.

12. TRANSACTION COSTS OF SHARE PURCHASES

    The Custodian shall be reimbursed by the Company in respect of any brokerage costs it incurs in order to purchase Shares on behalf of Participants, and no such costs shall be charged to the Account of any Participant.

13. TERMINATION OF PARTICIPATION

    Participants may terminate their participation in the Plan at any time by giving written notice to the Company on a form prescribed by the Company. A Participant's participation and the Company's obligations hereunder shall terminate immediately upon the Company's receipt of that form. The assets held in the Participant's Account by the Custodian pursuant to this Plan shall be distributed to the Participant promptly upon such termination, and the Participant's Account with the Custodian shall be closed. Any funds remaining in the Participant's Account shall be distributed to the Participant. A Participant who has terminated his or her participation in the Plan but otherwise remains eligible to participate in accordance with
    Section 5 of this Plan, may re-enroll in the Plan in accordance with Section 6.

14. TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH

    When a Participant ceases to be an employee of the Company for any reason other than death or legal incapacity, the Custodian shall distribute the assets of the Participant's Account in accordance with Section 13 of this Plan. Upon the death or legal incapacity of a Participant, no further Shares shall be purchased for that






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    Participant, and all assets held in that Participant's Account shall be disbursed to the beneficiaries as directed by the Participant on his or her Enrollment Form in accordance with Section 13 of this Plan.

15. FEES AND EXPENSES

    All fees and expenses related to the administration of the Plan shall be the responsibility of and paid solely by the Company.

16. PARTICIPANT'S STATEMENT OF ACCOUNT

    Promptly following the end of each calendar quarter, the Custodian shall forward a statement to each Participant setting out the activity of his or her Account for such calendar quarter and the net asset position as of the end of the preceding calendar quarter including the adjusted cost basis of all Shares then held, the market value of the Shares then held, and any cash balances.

17. PARTICIPANTS' INCOME TAX REPORTING REQUIREMENTS

    Within thirty-one (31) days following the end of each calendar year, the Custodian shall provide to each Participant the necessary reporting statements as required by law with respect to interest (if any), dividends (if any), and other investment income (if any) earned for the year in each Participant's Account under this Plan. In the event of a disqualifying disposition of Shares by a Participant, funds may be required to be withheld in an amount sufficient to satisfy the rules and regulation of the United States Internal Revenue Code.

18. SHAREHOLDER INFORMATION

    The Company shall provide to the Custodian sufficient copies of all information normally sent to Shareholders for distribution to each Participant. The Custodian shall promptly distribute such information to each Participant.

19. ADJUSTMENT IN CASE OF CHANGES AFFECTING SHARES

    In the event of a subdivision of Shares, or the payment of a stock dividend, the number of Shares approved for this Plan, and the Share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting the Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such events.

20. AMENDMENT OF THE PLAN

    The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Shareholders of the Company, no amendment shall be made (i) to increase or decrease the number of Shares approved for this Plan (other than as provided in Section
    19), (ii) to decrease the Option Price of each Share, (iii) to change the class of employees eligible to participate in this Plan, or (iv) to materially increase the benefits accruing to Participants under the Plan.



21. PLAN SHARE PURCHASES AND COMPANY FUNDING

    Purchases of Shares may be made pursuant to and on behalf of this Plan, upon such terms as the Company may approve, for delivery under this Plan. The Company shall provide to the Custodian such funds as are necessary to fulfill its obligations under Section 8 and Section 15.






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22. TERMINATION OF THE PLAN

    This Plan and all rights of Participants under any offering hereunder shall terminate:

    A. on the day that Participants become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares to be purchased is greater than the Shares remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems appropriate; or
    B. at any time, at the discretion of the Board of Directors of the Company. No offering hereunder shall be made which shall be extended beyond October 31, 2006. Upon the termination of this Plan, all amounts in the Account of each Participant shall be carried forward into each Participant's Account for disposition as determined by the Committee or the Board of Directors of the Company.
    C. This Plan initially received Shareholder Approval on April 29, 1992, and received Shareholder Approval on May 9, 1996 to extend the term of this Plan to October 31, 2006.

23. HEADINGS

    Titles of Sections, headings and subheadings in this Plan are solely for convenience and ease of reference and are not deemed to be or form a substantive part or in any way modify or define the text or the meaning of any provision of this Plan.

24. EMPLOYMENT

    The Plan shall not be deemed to constitute a contract of employment or inducement for employment between the Company or any Subsidiary and any employee, and nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to reassign, discipline, demote or discharge any employee at any time, regardless of the effect of such reassignment, discipline, demotion or discharge on such employee as a Participant in the Plan.

25. RIGHTS NOT TRANSFERABLE

    Rights under this Plan and the options granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exerciseable during the employee's lifetime only by the employee.

26. CHOICE OF LAW

    This Plan and the rights and obligations contained herein shall be interpreted and construed for all purposes solely in accordance with the laws of the State of Tennessee, without regard to the laws of any other state or jurisdiction.